AMERICA ONLINE, INC. AND SUN MICROSYSTEMS, INC.
                             FORM STRATEGIC ALLIANCE

                      Will Accelerate Growth Of E-Commerce
                  And Develop Next-Generation Internet Devices

                 Three-Year Development and Marketing Agreements

            Sun to Become A Lead Systems and Services Provider to AOL


DULLES,  VA and PALO ALTO, CA, November 24, 1998 - America  Online,  Inc. (NYSE:
AOL), the world's leading provider of branded interactive services, and Sun Microsystems, Inc. (NASDAQ: SUNW), a leader in network computing products and services, today announced that they have entered into a strategic alliance to accelerate the growth of enterprise-class e-commerce, and to use Sun's Java technology to develop selected next-generation Internet devices that will help Internet users access America Online brands from anywhere, anytime.

The alliance follows America Online's separate announcement today that it will acquire Netscape Communications Corporation.

Under their definitive three-year development and marketing agreements, America Online and Sun will work together to develop the most comprehensive suite of easy-to-deploy, end-to-end solutions to help companies and Internet service providers rapidly enter the e-commerce market and scale their e-commerce operations. Sun will become a lead systems and service provider to America Online, with America Online committed to purchase systems and services worth $500 million at list price from Sun through 2002 for its e-commerce partners and its own use.

America Online will receive more than $350 million in licensing, marketing and advertising fees from Sun, plus significant minimum revenue commitments, over the next three years.

Steve Case, Chairman and Chief Executive Officer of America Online, said: "The development of e-commerce is entering an exciting new stage. Increasingly, companies are seeing the power of the Internet as central to their business strategies and consumers are seeing the convenience of online commerce as central to their lives. We are confident that working with Sun will make it much easier and faster for us to help companies set up shop online, as well as to rapidly build their e-commerce businesses."

Mr. Case added: "By acquiring Netscape and working with Sun to provide winning e-commerce solutions, we will be able to both broaden and deepen our relationships with business partners who need this additional level of infrastructure support, and to provide more value and convenience for Internet consumers. We share with Sun a vision for the future in which consumers will be able to access America Online brands anywhere, at any time, and from any device, and we believe that with this alliance, we can make this happen more quickly."

Scott McNealy, President, CEO and Chairman of Sun Microsystems, said: "As we rapidly move toward the networked age, major corporations are turning to Sun to provide the equivalent of 'dial tone' in their computing networks. Internet commerce requires continuous operation, infinite scalability yet consumer-friendly ease-of-use. By combining the strengths of Sun with AOL and its brands, we can lead our customers into the electronic commerce marketplace of the future - into the networked age."

Complementary E-Commerce Strengths

The companies said that their strategic alliance will take advantage of the complementary strengths of America Online, Sun and Netscape. These include America Online's success as an Internet service provider and its industry-leading consumer reach, Sun's expertise and global reach as an enterprise software and network computing leader, and Netscape's suite of e-commerce software and services. Together, the companies will be able to offer complete turnkey solutions along with modular software flexibility and consulting services to enable e-commerce partners to put their businesses online quickly and scale rapidly to meet consumer demand.

The new offerings will allow customers to completely outsource their electronic commerce operations, with America Online providing everything from Internet traffic and application connectivity to online marketing, orders, billing and payments. Sun and America Online will also market their e-commerce solutions to customers, including other Internet service providers, who want to create part of the solution themselves. The products will be available on Sun's Solaris operating environment as well as on other operating systems.

Sun will initially be able to sell AOL's Netscape-branded suite of middleware software, with both companies using each other's sales channels and customer relationships to market their existing products and services. As new products are developed, both companies will sell the next-generation e-commerce solutions. Sun's large sales and service organization will provide technical support for these products and services.

Ed Zander, Sun's Chief Operating Officer, said: "Sun's focus on developing scalable, carrier-grade network services is now greatly enhanced. Today's announcements with America Online further establishes Sun as the partner of choice to meet the needs of both service providers and major organizations worldwide. We are demonstrating the value of Sun's Java and Jini technologies and how they will enhance new world commerce."

Included in the alliance is a commitment by Sun and America Online to develop the next generation Netscape Navigator and Communicator software clients. In addition, America Online will support the Java technology from Sun in its e-commerce solutions, including the soon-to-ship version 1.2 as well as PersonalJava.

A major focus of the alliance will be to utilize PersonalJava to offer America Online services across a range of next generation Internet devices, consistent with its "AOL Anywhere" strategy to extend its brand to all emerging mass-market platforms. PersonalJava is specifically designed for small, nomadic devices such as a personal digital assistant, cell phone or pager. This will further establish the Java platform as a leading software environment for these emerging Internet-based personal and business tools.

America  Online  plans  to  support  multiple  technologies  in  its  e-commerce
solutions   and  to  support   multiple   platforms   in  the   development   of
next-generation Internet devices.


About America Online, Inc.

America Online, Inc., based in Dulles, Virginia, is the world's leader in branded interactive services and content. America Online, Inc. operates two worldwide Internet online services: America Online, with more than 14 million members; and CompuServe, with approximately 2 million members. America Online, Inc. also operates AOL Studios, a leading builder of Internet brands for new market segments. Other branded Internet services operated by America Online, Inc. include AOL.COM, the world's most accessed Web site from home; Digital City, Inc., the No. 1 branded local content network and community guide on AOL and the Internet; AOL NetFind, AOL's comprehensive guide to the Internet; AOL Instant Messenger, an instant messaging tool available on both AOL and the Internet; and ICQ, an instant communication and chat technology on the Internet.

About Sun Microsystems, Inc.

Since its inception in 1982, a singular vision, "The Network Is The Computer(TM) " has propelled Sun Microsystems, Inc. (NASDAQ: SUNW), to its position as a leading provider of high quality hardware, software and services for establishing enterprise-wide intranets and expanding the power of the Internet. With more than $10 billion in annual revenues, Sun can be found in more than 150 countries and on the World Wide Web at http://www.sun.com.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the current expectations or beliefs of the respective managements of America Online, Inc. and Sun Microsystems, Inc., as well as on a number of assumptions about future events, and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many outside America Online's and Sun's control. The forward-looking statements in this release address subjects including future financial and operating results, growth of the online commerce industry, availability of online commerce solutions on various operating systems, and the development and success of new online commerce devices, technology and platforms.

The following factors, among others, could cause either America Online's or Sun's actual results to differ materially from those described in the forward-looking statements: the inability to identify, develop and achieve commercial success for new products and services and access and distribution technologies pursuant to the development and marketing agreements; the risk that the Netscape business will not be integrated successfully into America Online's business; costs related to the merger; increased competition and its effects on pricing, spending, third-party relationships, the subscriber base and revenues; reliance on network service providers; risks of new and changing regulation in the U.S. and internationally.

For a detailed discussion of these and other cautionary statements, please refer to America Online's filings with the Securities and Exchange Commission, especially in the Forward-Looking Statements section of the Management's Discussion and Analysis section of America Online's Form 10-K for the fiscal year ended June 30, 1998 and in the 10-Q for the quarter ended September 30, 1998, and in the Risk Factors section of America Online's most recently filed registration statement on Form S-3 filed in June 1998.

In addition, for a detailed discussion by Sun of the above risks and other risks and uncertainties, as well as related cautionary statements, please refer to Sun's filings with the Securities and Exchange Commission, including, without limitation, Sun's Report on Form 10-K fo its fiscal year ended June 30, 1998 and its Report on Form 10-Q for its fiscal quarter ended September 27, 1998.